Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Crane Harbor Acquisition Corp. II

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one right (a "Share Right") to receive one fifteenth (1/15) of one Class A ordinary share upon the consummation of an initial business combination	(1)	457(a)	5,750,000	$10.00	$57,500,000.00	0.0001381	$7,940.75
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	5,750,000			0.0001381	0.00
Fees to be Paid	Equity	Share Rights included as part of the Units	(3)	Other	5,750,000			0.0001381	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying Share Rights included as part of the units	(4)	Other	383,333	$10.00	$3,833,330.00	0.0001381	$529.39

Total Offering Amounts:							$61,333,330.00		8,470.14
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$8,470.14

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) the Securities Act of 1933, as amended (the “Securities Act”).

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-291289).

The Registrant previously registered securities having a proposed maximum aggregate offering price of $307,183,330 on its Registration Statement on Form S-1, as amended (File No. 333-291289), which was declared effective by the Securities and Exchange Commission on December 15, 2025. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $61,333,333 is hereby registered, which includes securities issuable upon the exercise of the underwriters' over-allotment option.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.